                                                                   Exhibit 3.204

                         NEW JERSEY DEPARTMENT OF STATE
                        DIVISION OF COMMERCIAL RECORDING
                      CERTIFICATE OF INCORPORATION, PROFIT
               (Title 14A:2-7 New Jersey Business Corporation Act
                    For Use by Domestic Profit Corporations)

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1. Name of Corporation: EmCare of New Jersey, Inc.

2. The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14A 1-1 et seq.:

3. Registered Agent: National Registered Agents, Inc., of NJ

4. Registered Office: 810 Bear Tavern Road West Trenton, NJ 08628

5. The aggregate number of shares which the corporation shall have authority to issue is:

1,000 - Par value $.01 per share

6. If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

Common Stock with no preemptive rights or cumulative voting.

7. If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

N/A

8. The first Board of Directors shall consist of two (2) Directors (minimum of one).
Name            Street Address            City              State            Zip
Leonard M. Riggs, Jr., M.D. 1717 Main Street, Suite 5200, Dallas, TX 75201 William F. Miller, III 1717 Main Street, Suite 5200, Dallas, TX 75201

9. Name and Address of Incorporator(s):
Name            Street Address            City              State            Zip
William F. Miller, III     1717 Main Street, Suite 5200, Dallas, TX  75201

10. The duration of the corporation is: Perpetual

11. Other provisions: N/A

IN WITNESS WHEREOF, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 23rd day of March, 1998.

Signature: /s/ William F. Miller, III       Signature: _________________________
           ---------------------------
               William F. Miller, III

Signature: ___________________________      Signature: _________________________

                                       2